EXHIBIT 10.18

CERTIFICATE OF INSURANCE

This is to certify that the following policy(s) subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance company(s) listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that persons' o~ entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER: The Boeing Company Post Office Box 3707 Mail Code 13-57 Seattle, Washington 98124-2207 U.S.A. Attn: Manager - Aviation Insurance	NAMED INSURED: Baltia Air Lines, Inc. Building 151, Room 361 JFK international Airport Jamaica, NY 11430

This will confirm that the policies, as generally described below, are subject to all terms, conditions and exclusions contained in such policies issued to the insured.

COVERAGE:	1. Aircraft Hull Coverage, Ground Risks Only, including war perils.
2. Aircraft and Airport Premises Liability including contractual and war liabilities, ground risks only, excluding passenger liability
POLICY PERIOD:	12:01 A.M. January 8, 2013 to 12:01 A.M January 8, 2014
INSURER & POLICY	Primary Policy: Star insurance Company Inc., AC 0763844-01 NUMBER: Excess Policy: Kiln Sydicate 510, AVNPE1200089
AIRCRAFT:	AIRCRAFT	REG. NO.
	B747-200	N706BL
LIMITS OF LIABILITY:	1. Aircraft and Airport Premises Liability $100,000,000. Combined Single Limit Each Occurrence e excluding passengers
ADDITIONAL AGREEMENTS	* See Addendum
Certificate Number: 006 Date of Issue: 1117/2013	--/signed/___ (SEAL: ARM, Aviation Risk Management Assoc)
Authorized Representative (Marie Fini)
Aviation Risk Management Associates, Inc.
377 W. Virginia St. Crystal Lake, IL 60014
P.815-356-8811 F.815-356-8822

Addendum to Certificate of Insurance #6 dated January 17, 2013

CC:	Boeing Commercial Airplanes P.O. Box 3707 Moil Code 2I-34 Seattle, Washington 98124-2207 USA Attn: Vice President-Contracts

SPECIAL PROVISIONS APPLICABLE TO BOEING:

A. In regard to Aircraft "all risks" Hull Insurance and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rights of subrogation or recourse against Boeing in accordance with the CSGTA.

B. In regard to Airline Liability Insurance, Insurers agree:

(1) To include Boeing as an additional insured in accordance with Customer's undertaking in Part I, Article 13.1 of the CSGTA;

(2) To provide that such insurance will be primary and not contributory nor excess with respect to any other insurance available for the protection of Boeing;

(3) To provide that with respect to the interests of Boeing, such insurance shall not be invalidated or minimized by any action or inaction, omission or misrepresentation by the Insured or any other person or party (other than Boeing) regardless of any breach or violation of any warranty, declaration or condition contained in such policies;

(4) To provide that all provisions of the insurance coverages referenced above, except the limits of liability, will operate to give each Insured or additional insured the same protection as if there were a separate Policy issued to each

C In regard to all of the above referenced policies:

(1) Boeing will not be responsible for payment, set-oft or assessment of any kind or any premiums in connection with the policies, endorsements or coverages described herein;

(2) If a policy is canceled for any reason whatsoever, or any substantial change is made in the coverage which affects the interests of Boeing or if a policy is allowed to lapse for nonpayment of premium. such cancellation, change or lapse shall not be effective as to Boeing for thirty (30) days {in the case of war risk and allied perils coverage seven (7) days after sending, or such other period as may from time to time be customarily obtainable in the industry) after receipt by Boeing of written notice from the Insurers or the authorized representatives or Broker of such cancellation, change or lapse; and

(3) For the purposes of the Certificate! Boeing is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.

--/signed/___ (SEAL: ARM, Aviation Risk Management Assoc) Marie Fini - Account Manager

(LOGO: AVIATION RISK MANAGEMENT ASSOCIATES, Inc.)
CERTIFICATE OF INSURANCE
This is to certify that the following policy/policies, subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance companies listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that person's or entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein. unless otherwise noted.

CERTIFICATE HOLDER: Logistics Air Inc. 56-1 Wedge Lane Fernley, NV 89408	NAMED INSURED: Baltia Air Lines, Inc. Building 151. Room 361 JFK International Airport Jamaica, NY 11430
Coverage confirmed herein solely with respect to the Aircraft Engine Lease Agreement between Logistic Air, Inc. and Baltia Airlines Inc. effective December 2009 for Engine Serial Numbers 685697, 662./28, 662816, 662842.

COVERAGE:	Aircraft Hull Coverage, Ground Risks Only, including war perils. Aircraft and Airport Premises Liability including contractual and war liabilities, ground risks only, excluding passenger liability
AIRCRAFT:	87-17-200 N706BL Agreed Value $5,000,000.
LIMITS OF LIABILITY:	Aircraft Liability $10,000,000. Combined Single Limit Each Occurrence excluding passengers
POLICY PERIOD:	12:01 A.M. January 8, 2013 to 12:01 A.M. January 8, 2014
INSURERS & POLICY	Star Insurance Company Inc., AC 07638-14-01 NUMBERS:
ADDITIONAL AGREEMENTS:	* See attached addendum

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate up011 the earlier of: (i) Policy expiration; (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein; (iii) agreed termination of the Contract(s}: and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s} as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

Certificate Number: 07 Date of Issue: Feburary 28, 2013	______/signed/___ (SEAL: ARM, Aviation Risk Management Assoc) Authorized Representative Marie Fini Aviation Risk Management Associates, Inc.

Addendum to Certificate of Insurance #7 dated February 27, 20!3

SPECIAL PROVISIONS APPLICABLE:

A. In regard lo Aircraft Hulllnsura11ce and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rigf1IS of subrogation or recourse against the certificate holder.

B. In regard to Airline Liability Insurance, Insurers agree:

(1) To include Logistic Air Inc. as an additional insured and Lessor in accordance with Customer's undertaking in the agreement referenced above.

(2) To provide that such insurance will be primary and not contributory nor excess with respect to any other insurance available for the protection of Boeing;

(3) To provide that all provisions of the insurance coverages referenced above, except the limits of liability, will operate to give each Insured or additional insured the same protection as if there were a separate Policy issued to each

C. In regard to all of the above referenced policies:

(1) The certificate holder will not be responsible for payment, set-off, or assessment a/any kind or any premiums in connection with the policies, endorsements or coverages described herein;

(2) If a policy is canceled, or any substantial change is made in the coverage which affects the interests of the certificate holder, such cancellation, change or lapse shall not be effective as to the certificate holder/or thirty (30) days, (!0) days in the event of non-payment and in the case of war risk and allied perils coverage seven (7) days after sending, or such other period as may from time to time be customarily obtainable in the

__X__/signed/__ (SEAL: ARM, Aviation Risk Management Assoc)
Marie Fini
Account Manager